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                                                                   EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of MEDIQ Incorporated and subsidiaries of our report dated November 25, 1997, appearing in the Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Philadelphia, PA
March 30, 1998